UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 7, 2007

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware                 001-13835                 39-1661164
(State or Other Jurisdiction         (Commission file Number)         (IRS Employer
           of Incorporation)                                     Identification No.)

50 Lakeview Parkway, Suite 111, Vernon Hills, IL                 60061
(Address of Principal Executive Offices)                     (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2007, at a meeting of the Registrant’s Board of Directors, Ellen R. Hoffing, the Registrant’s President and CEO since August 2006, was unanimously appointed to take on the additional role of Chairman of the Board of Directors. Ms. Hoffing will be replacing Robert S. Vaters, who has served as Chairman since June 2006, and will remain a Director of the Registrant. Mr. Vaters proposed these changes in acknowledgement of his increasing external business commitments and recommended Ms. Hoffing for this additional role. Mr. Vaters will no longer receive his cash compensation as Chairman and offered to return to the Registrant 1,333,333 unvested stock options. These options will be cancelled and the underlying shares will become available for future issuance by the Registrant. Also at this Board meeting, the Registrant’s Board accepted Bruce N. Barron’s resignation as a Director, effective immediately. The Registrant previously disclosed Mr. Barron’s intent to conclude his role as a Director in 2007.

A copy of the Registrant’s press release regarding the above appointment and resignation is attached as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release dated December 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of December 2007.

        APPLIED NEUROSOLUTIONS, INC.

        By:      /s/David Ellison
             Name: David Ellison
             Title:  Chief Financial Officer